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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                     NEW ROCKWELL INTERNATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)
              (to be changed to ROCKWELL INTERNATIONAL CORPORATION)

           Delaware                                          25-1797617
(State of incorporation or organization)                  (I.R.S. Employer
                                                          Identification No.)

    2201 Seal Beach Boulevard,
      Seal Beach, California                                  90740-8250
      (Address of principal                                   (Zip Code)
        executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

                                                        Name of each exchange
     Title of each class                                 on which each class
     to be so registered                                 is to be registered
     --------------------                               ----------------------
  Common Stock, par value $1 per                        New York and Pacific
       share (including the                                Stock Exchanges
   associated Preferred Share
        Purchase Rights)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

Securities to be registered pursuant to Section 12(g) of the Act:

                  Class A Common Stock, par value $1 per share
               (including the associated Preferred Share Purchase
                                    Rights)
                                (Title of Class)

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Item 1.  Description of Registrant's Securities to be Registered.

         Reference is made to the material under the caption "Description of New Rockwell Capital Stock" on pages 105-115 of Registrant's Proxy
Statement-Prospectus (the "Proxy Statement-Prospectus") dated October 29, 1996, a form of which is included as a part of Registrant's Registration Statement on Form S-4 (File No. 333-14969). The material referred to in the Proxy Statement-Prospectus is incorporated herein by reference.

Item 2.  Exhibits.

         Registrant's Common Stock, par value $1 per share (including the associated Preferred Share Purchase Rights) is to be registered on an exchange on which no other securities of Registrant are registered. Accordingly, pursuant to Part II of the Instructions as to Exhibits on Form 8-A, Exhibits marked with an asterisk (*) are not filed with, or incorporated by reference in, this Registration Statement on Form 8-A filed with the Commission, but are filed with each copy of this Registration Statement on Form 8-A filed with each such exchange.

         Exhibit A.* Registrant's Registration Statement on Form S-4 (File No. 333-14969).

         Exhibit B. Certificate of Incorporation of Registrant is incorporated herein by reference to Exhibit 3-a to Registrant's Registration Statement on Form S-4 (File No. 333-14969).

         Exhibit C. Form of Restated Certificate of Incorporation of Registrant to be filed with the Secretary of State of the State of Delaware prior to the Time of Contribution (as defined in the Proxy Statement-Prospectus) is incorporated herein by reference to Exhibit 4-a to Registrant's Registration Statement on Form S-4 (File No. 333-14969).

         Exhibit D. By-Laws of Registrant are incorporated herein by reference to Exhibit 3-b to Registrant's Registration Statement on Form S-4 (File No. 333-14969).

         Exhibit E. Form of By-Laws of Registrant to be adopted by Registrant prior to the Time of Contribution is incorporated herein by reference to Exhibit 4-b to Registrant's Registration Statement on Form S-4 (File No. 333-14969).

         Exhibit F. Form of Rights Agreement to be entered into between Registrant and ChaseMellon Shareholder Services, L.L.C., as rights agent, is incorporated herein by reference to Exhibit 4-c to

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

Registrant's Registration Statement on Form S-4 (File No. 333-14969).

         Exhibit G.* Specimen certificate for Registrant's Common Stock, par value $1 per share.

         Exhibit H.* 1995 Annual Report to Shareowners of Rockwell International Corporation.

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                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        NEW ROCKWELL INTERNATIONAL CORPORATION
                                                     (Registrant)


                                        By   /s/ William J. Calise, Jr.
                                          -----------------------------
                                            William J. Calise, Jr., Esq.
                                                 Senior Vice President,
                                            General Counsel and Secretary


Dated:  October 30, 1996


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